Exhibit 10.30
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO TRAVELCENTERS OF AMERICA INC. IF PUBLICLY DISCLOSED.
Second Amendment to the
Comdata Merchant Agreement
This Second Amendment (“Amendment”) is dated December 4, 2020 (“2020 Amendment Date”) and constitutes an amendment to the December 15, 2010 Comdata Merchant Agreement, as modified by the April 21, 2011 letter from Lisa E. Peerman to Mark R. Young, and as amended by the Amended and Restated Amendment to Comdata Merchant Agreement, dated December 14, 2011 (collectively, the “Agreement”) by and between TA Operating LLC (“Merchant”) and Comdata Inc., as successor in interest to Comdata Network, Inc., (“Comdata”).
WHEREAS, pursuant to Section 13(f) of the Agreement, Merchant and Comdata wish to extend the term of the Agreement, subject to the modifications set forth in this Amendment.
NOW, THEREFORE, in exchange for mutual promises and other consideration, the sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.Section 2 of the Agreement is amended by adding new Section 2(f) as follows:
f)    [***]
2.Section 3 of the Agreement is hereby amended by deleting Section 3(g) of the Agreement in its entirety and replacing it with the following:
g)    [***]
3.Section 4 of the Agreement is amended to provide that Comdata transactions processed through Merchant’s mobile application will be treated the same as Comdata Card transactions where the Comdata Card is used for a pay at the pump transaction provided that Merchant identifies the transaction as 'mobile' by sending an M in the transaction type field. Comdata will notify Merchant of technical changes to its mobile transaction requirements and Merchant will promptly implement any such technical changes using commercially reasonable efforts.
4.Section 6 of the Agreement is hereby amended by adding a new Section 6(e) as follows:
e)     [***]
5.Section 8 of the Agreement is hereby deleted in its entirety and replaced with the following:
8.    Term of Agreement. This Agreement shall remain in effect until the date six (6) years from the 2020 Amendment Date, and will automatically renew for subsequent one (1) year renewal terms thereafter [***]. Notwithstanding the term of this Agreement, in the event either party defaults in the performance of any material obligations, covenants, or conditions contained in this Agreement, and does not cure such default within thirty (30) days following receipt by such party of written notice describing such default from the other party to this Agreement, or becomes insolvent, bankrupt, or goes into receivership, the other party shall have the right, in its sole discretion, to terminate this Agreement immediately. Upon termination of this Agreement for any reason, each party shall immediately cease the use or display of any of the other party's trademarks, tradenames, and/or service marks.
6.Section 13(l) of the Agreement is hereby deleted in its entirety.
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7.Schedule A to the Agreement (as previously amended) is hereby deleted in its entirety and replaced with Schedule A (v.2020) attached hereto. Further, all references to Schedule A in the Agreement now refer to Schedule A (v.2020).
8.Neither party will issue a press release or make any other announcement related to the subject matter contained in this Amendment without the other party’s consent, which will not be unreasonably withheld. The foregoing shall not prohibit either party from making such filings or other disclosures as may be required by applicable law, regulation or rule.
9.General terms of this Amendment:
A.Except as otherwise expressly set forth herein: (i) the words and terms in this Amendment that are defined or ascribed a meaning in the Agreement shall have the same meaning as set forth in the Agreement; and (ii) the terms of the Agreement are hereby ratified and affirmed.
B.This Amendment shall have no force or effect until fully executed by a duly authorized representative of each party hereto. All other provisions of the Agreement, as amended, shall remain in full force and effect unless specifically modified hereunder.
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ACCEPTED AND AGREED:

TA Operating LLC (“Merchant”)	Comdata Inc. (“Comdata”)
/s/ Jonathan M. Pertchik	/s/ Eric Dowdell
By:	By:
Jonathan M. Pertchik	Eric Dowdell
Name:	Name:
CEO	President - NAT
Title:	Title:
12/4/2020	12/4/20
Date:	Date:

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Comdata Merchant Agreement

SCHEDULE A (v.2020)
This Schedule A (v.2020) sets forth certain additional terms and conditions applicable to the Comdata Merchant Agreement by and between COMDATA INC. (“Comdata”) and TA Operating LLC (“Merchant”).

1.Transaction Fees
Merchant shall pay to Comdata the transaction fees listed below. Such transaction fees shall be charged and deducted by Comdata at the time of settlement with Merchant.
Comdata Payment Method                Fee Per Transaction
    [***]                                [***]

Fees for Authorization of Card Transactions
For authorization of Comdata card transactions, the following table sets forth the transaction fees (or Cost plus settlement rate, where applicable) paid by Merchant by fleet size.

[***]

[Schedule continues on following page]

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2. Settlement Terms & Fees. Comdata will make a settlement disbursement to Merchant [***] by wire, unless otherwise agreed to by the parties in writing. [***]

3. Other Fees. Merchant shall pay Comdata the following fees:
[***]

4. Equipment and Reports. Comdata shall provide Merchant with equipment for accessing the Comdata Network at the rates set forth in Schedule B (v.2020) attached hereto (which replaces Schedule B attached to the original Agreement). Comdata shall also provide Merchant with software and reports available with the equipment. The equipment fees will be deducted from Merchant's settlement on the first day of each month for the remainder of such month.

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Comdata Merchant Agreement SCHEDULE B (v.2020)

[***]
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